Exhibit 10.43

From: Howard Tytel Direct Phone: +1 646 561 6385 Email: Howard@sfxii.com	SFX Entertainment, Inc. 430 Park Avenue New York, NY 10022

June 5, 2013

Dear Robert:

We are pleased to offer you a position with SFX Entertainment, Inc., a Delaware corporation (the “Company”), as Chief Accounting Officer and Senior Vice President on the following terms:

Position/Duties

You shall serve as, and perform the duties, customary to that of the Chief Accounting Officer as well as the Senior Vice President, together with such other roles and duties as may from time to time be prescribed by the Company’s Board of Directors (the “Board”), the Chief Executive Officer, the Chief Financial Officer, and the Company’s Audit Committee (when such committee is appointed), provided that such duties are consistent with your position or other positions that you may hold from time to time.  Namely, if requested by the Company, you shall assume the duties of the Controller for no additional compensation.  You shall report directly to the Chief Financial Officer and Chairman of the Audit Committee.  Throughout your employment with the Company, you may engage in civic and not-for-profit activities so long as such activities do not interfere with the performance of your duties hereunder or present a conflict of interest with the Company.

During your employment, your duties shall include:  the supervision of the implementation of the Company’s and its subsidiaries’ accounting procedures and accounts; the participation in the supervision of financial statements and information to be included in the registration statements and other filings or submissions to the Securities & Exchange Commission; the performance of all tasks necessary to ensure the Company’s compliance with the Sarbanes-Oxley Act and, when required, your certification of such compliance; the assumption of positions at the subsidiary level, as may be reasonably requested by the Chief Financial Officer, Audit Committee or the Board (provided, however, that you shall not be requested to assume any position at a subsidiary unless such subsidiary has a directors and officers liability insurance policy or the like, which policy will contain a deductible per occurrence of no more than $50,000 and a coverage limit per occurrence of at least $3,000,000 and which policy is satisfactory to you in your reasonable discretion and you will have the discretion to decline for good reason to accept an appointment to be a director or manager or equivalent of subsidiaries); and the provision of certification as required by the Audit Committee.  In addition, in the performance of your duties, you will be a signatory to various representation letters and filings of the Company on a regular basis.

Employee at Will

This agreement shall remain in effect until the third anniversary of February 22, 2013 (the “Term”).  Notwithstanding the foregoing, you hereby acknowledge that you shall be an employee “at will” with respect to your employment by the Company.  The Company or you may terminate your employment at any time with or without notice.

Base Salary/Benefits

The Company shall pay you a base salary of Two Hundred Seventy Five Thousand Dollars ($275,000.00), less all applicable deductions and withholdings payable in accordance with the Company’s normal payroll practices.  Your performance will be reviewed annually and the Company may, but need not, increase your base salary in connection with such reviews.  In no event shall the Company reduce your base salary in connection with such reviews.

You will be entitled to take 4 weeks of vacation annually, which vacation cannot be carried over to subsequent years, or compensated by cash payment, except with the prior written consent of the Company’s Chief Financial Officer.

Furthermore, you will be eligible to participate in any medical and dental plans and other benefits as from time to time are in effect during your employment by the Company that the Company may provide generally for Executive-level employees of the Company and in accordance with the terms of such plan or benefit.

Bonus

During the Term, for each calendar year, commencing with the year ending December 31, 2013, you shall have a target bonus opportunity under such plan, program and/or arrangement in an amount to be established by the Board or its Compensation Committee, whichever applicable, for such calendar year, which, in each case, will be based on the satisfaction of performance criteria to be established by the Board of Directors or its Compensation Committee, as applicable, each calendar year during the Term.  The Compensation Committee has approved a target bonus of at least Eighty Five Thousand Dollars ($85,000) for each calendar year (commencing with the year ending December 31, 2013) during the Term.  Payment of any bonuses to you will be made by the Company not later than March 31 of the calendar year immediately following the calendar year in which such bonus was earned and will be payable, in the Company’s discretion, in either cash, stock or both.  Unless expressly and specifically agreed to in writing, no bonus compensation will be deemed earned, paid or awarded unless you are in the continuous employment of the Company through the last day of the calendar year in which such bonus corresponds; however, any earned or accrued bonuses will be payable upon the date of early termination or expiration of this Agreement.

2

Options

The Company’s Compensation Committee approved an initial grant of One Hundred Twenty Five Thousand (125,000) stock options at a strike price of $5.00 per share, effective as of February 22, 2013.  This award is part of, and is subject to, our Company-wide stock option plan.  Company-wide consideration of additional options (including any annual option grants) will be done annually and you will be considered for additional awards as part of that process.  All additional awards, and the terms and conditions thereof, are made at the sole discretion of the Company and its Compensation Committee.  Twenty Percent (20%) of your initial grant will become exercisable at any time following the execution of this Agreement, and 20% annually in arrears on February 22, 2014, February 22, 2015, February 22, 2016 and February 22, 2017.

Indemnification

The Company shall indemnify you in accordance with the Indemnification Agreement, attached hereto as Appendix I.  The protection promised by such agreement will be available to you regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company’s Board of Directors or any acquisition or business combination transaction relating to the Company.

Compliance with Policies and Procedures

You agree to comply fully with all policies and procedures in effect for employees provided to you in writing or in electronic form, including but not limited to, all terms and conditions set forth in the Company’s employee handbook, code of ethics, policies (including insider trading and clawback policies), compliance manual and any other memoranda and communications applicable to you pertaining to policies, procedures, rules and regulations.  Failure to comply with all such policies and procedures shall be grounds for disciplinary action by the Company, up to and including termination.

Confidentiality Agreement

As a condition of employment, you will be required to execute and comply with the Employee Confidentiality and Assignment Agreement, attached hereto as Appendix II.

Background Check

The Company may conduct a background check, which may include a “consumer report” and/or an “investigative consumer report” prepared by Company or by a third party.  These reports may be obtained at any time after receipt of your authorization and, if you are hired, throughout your employment.  If any information you previously provided to the Company or that you provided to the Company on the attached release is false or contains an unreasonable omission of material fact, you may be disqualified from consideration for employment or may be immediately dismissed, if you have already been hired.  Your rights relating to this background check are more fully set forth on the release, attached hereto as Appendix III.

3

Severance Payments

In the event that your employment is terminated by the Company without Cause (as defined below) or if you terminate your employment for Good Reason (as defined below) prior to one year of service with the Company, you shall receive as severance the greater of the difference between 12 months of your base salary less the actual salary compensation you had received from the Company, or six months base compensation.  In the event that your employment is terminated by the Company without Cause or if you terminate your employment for Good Reason on or after one year of service with the Company, you shall receive as severance six (6) months of your base salary.  Notwithstanding the foregoing, (i) if, upon a Change of Control of the Company, you are not offered a comparable role at the Company with continuous employment on terms no less favorable than those in effect immediately prior to such Change Of Control, you shall receive twelve (12) months of severance and (ii) if your employment is terminated by the Company without Cause within twelve (12) months following a Change of Control, you shall receive twelve (12) months of severance.  The parties agree that notwithstanding any agreement to the contrary, including that certain Employee Confidentiality and Assignment Agreement between the parties hereto, if you have been terminated by the Company without Cause or if you terminated your employment for Good Reason, the “Restricted Period” of any restrictions on competition or solicitation of business, customers, suppliers or employees, shall in no event last longer than the period in which you shall be entitled to severance.

“Cause” means:  a continuous pattern of gross negligence in the performance of your duties; repeated acts of gross insubordination; conviction of a felony or crime involving moral turpitude, felony or theft; or a continuous pattern of failure to abide by any of the Company’s material polices set forth in the Company’s Policy Manual or material policies adopted by the Company from time to time and, upon notice to you by the Company, such pattern of behavior has not ceased within thirty (30) days.

“Good Reason” means the Company materially modifies your duties, changes the location from which you work to a location outside of a twenty (20) mile radius of New York City, or otherwise materially breaches any material provision of this Agreement and such breach is not remedied within thirty (30) days after notice to the Company of such breach.  The fact that the company is a private rather than a public company shall not be a good reason so long as you are the Chief Accounting Officer of the Company.

“Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

1.             Any “person” (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or group of persons (an “Exchange Act Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, provided that, notwithstanding the foregoing, a Change of Control shall not be deemed to occur (a) if the Principal or a Related Party of his (a “Principal Controlled Entity”) beneficially own more than such thirty-five percent (35%) at any time; or (b) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of

4

the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided further that if a Change of Control would occur (but for the operation of this proviso) as a result of the acquisition of voting securities by the Company, and after such share acquisition, any such Subject Person (so long as not a Principal Controlled Entity) becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by such Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

2.             There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (a) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (b) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;

3.             Implementation of any plan for the liquidation or dissolution of the Company, provided you are in continuous employment of the Company until such plan is fully implemented; or

4.             There is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

For purposes of this definition, “Principal” means Robert F.X. Sillerman; and “Related Party” means, with respect to the principal, (a) any spouse or immediate family member of the Principal, (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a fifty-one percent (51%) or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (a); or (b) the trustees of any trust referred to in the immediately preceding clause (b).

Non-Disparagement

You agree that during the term of your employment and thereafter you shall not make any negative or disparaging remarks or comments (either oral or written) about the Company, its Affiliates, or any of the foregoing entities’ directors, officers, employees, agents, services or products, and the Company agrees that during the term of your employment and thereafter the Company shall not, and shall use its commercially reasonable best efforts to cause its directors, officers, employees, agents to not, make any negative or disparaging remarks or comments (either oral or written) about you.  Notwithstanding the foregoing, each of the parties is entitled to accurately describe their past relationship and the events leading up to and surrounding the

5

commencement of your employment with the Company and the termination of your employment with the Company to your potential employers, partners or affiliates.  Nothing in this section shall preclude either party from responding truthfully to a valid subpoena, a request by a governmental agency in connection with any investigation it is conducting, or as otherwise required by law.

No Restrictions

You represent that you are free to enter into employment with the Company, without any contractual restrictions, express or implied, with respect to any of your prior employers.

Governing Law; Dispute Resolution

This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York, without regard to the conflicts of law rules thereof.  You hereby agree to arbitrate in New York City any disputes with the Company, including its officers, directors, or members, arising out of or relating to this Agreement or your employment with the Company under and in accordance with JAMS Streamlined Arbitration Rules. Notwithstanding the foregoing, either party may seek provisional injunctive relief to enforce the terms and conditions of this Agreement in any court of competent jurisdiction, including, without limitation, the Supreme Court of the State of New York, County of New York.  In the case of injunctive relief, you hereby agree to consent to personal jurisdiction of the state and federal courts situated within the County of New York, State of New York for purposes of enforcing this Agreement, and waive any objection that you might have to personal jurisdiction or venue in those courts.  Each party shall bear his or its own costs, expenses, and attorney fees incurred in connection with any such arbitration or litigation.

No Implied Waivers

The failure by either party to complain of any of the other party’s acts or omissions, or to declare the other party in breach, shall not constitute a waiver by the first party of its rights hereunder.

Severability

Each provision of this offer letter is severable from the other provisions, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.  If any provision of this letter agreement is determined by a court of competent jurisdiction to be so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

6

Modification

This offer letter contains the entire understanding of the parties with respect to the matters set forth herein and may be modified only in a document signed by the parties and referring explicitly hereto.

By signing below, you accept and agree to all the terms and conditions provided herein.

Very truly yours,

SFX ENTERTAINMENT, INC.

/s/ Howard Tytel
Name:
Title:

Accepted:	/s/ Robert Damon	Date:	June 13, 2013
Robert Damon

7

APPENDIX I

INDEMNIFICATION AGREEMENT

This AGREEMENT dated as of April   , 2013, between SFX Entertainment, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), and Robert Damon (“Indemnitee”).

WHEREAS, it is essential to the Corporation to retain and attract as directors or officers of the Corporation the most capable persons available; and

WHEREAS, the Corporation has requested that Indemnitee become a director or officer of the Corporation; and

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers and directors of companies in today’s environment; and

WHEREAS, the Corporation’s Certificate of Incorporation (the “Certificate”) provides that the Corporation has the power to indemnify its officers and directors to the fullest extent permitted by law and will advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director or officer of the Corporation is based in part on Indemnitee’s reliance on such provisions; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service to the Corporation in an effective manner, and Indemnitee’s reliance on the aforesaid provisions of the Certificate, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Corporation’s Board of Directors or any acquisition or business combination transaction relating to the Corporation, the Corporation wishes to provide in this Agreement for the indemnification and advancement of expenses to Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.             Indemnity.

(a) Except as otherwise provided in this Agreement, to the fullest extent permitted by law (and regardless of any future provision of the Certificate or any By-Law to the contrary), the Corporation shall indemnify Indemnitee in the event Indemnitee is made, or threatened to be made, a party or a witness, or is otherwise a participant in or to, an action, investigation or proceeding, whether civil, administrative or criminal (including but not limited to an action, investigation or proceeding by or in the right of the Corporation or by or in the right of any other corporation or business entity of any type or kind, domestic or foreign, which any officer and/or director of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that Indemnitee is or was an officer and/or director of the Corporation (or served any other corporation or business entity of any type or kind, domestic or foreign, in any capacity at the request of the Corporation).  The foregoing indemnification shall be from and against all judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit, investigation or proceeding, or any appeal therein; provided, however, the Corporation, in the sole discretion of its Board of Directors, shall be entitled to terminate advancement of expenses to Indemnitee with respect to any appeal(s) by Indemnitee after the time in which Indemnitee has been found liable in any state, federal, or similar government or administrative trial court proceeding or is convicted in any criminal trial court proceeding, each in a court or other proceeding of competent jurisdiction.  Subject to the immediately prior sentence, the Corporation shall pay, in advance of final disposition of any such action, suit, investigation or proceeding, expenses (including attorneys’ fees) incurred by Indemnitee in defending or otherwise responding to such action or proceeding upon receipt of (1) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification by the Corporation, and (2) a written undertaking by or on behalf of Indemnitee to repay the amounts advanced if it is determined in a final order issued by a court of competent jurisdiction from which no appeal may be taken that the Indemnitee did not meet the required standard of conduct. The aforesaid written affirmation and undertaking shall be consistent with provisions of Delaware law.  For purposes of this Agreement, references to “serving at the request of the Corporation” shall include any service as an officer and/or director of the Corporation which imposes duties on, or involves services by, such an officer and/or director with respect to an employee benefit plan or its participants or beneficiaries, including but not limited to service as a trustee or administrator of any such benefit plan.

(b) Notwithstanding anything to the contrary in Section 1(a), the Corporation shall indemnify Indemnitee in any action, suit or proceeding initiated by Indemnitee only if Indemnitee acted with the authorization of the Corporation in initiating that action, suit investigation or proceeding; provided, however, that any action or proceeding brought under Section 9 shall not be subject to this Section 1(b), and it is expressly agreed that the Corporation shall bear any and all fees and expenses incurred by Indemnitee in seeking to enforce this Agreement.

(c) Indemnitee shall be presumed to be entitled to indemnification for matters covered in this Agreement. The burden of proof of establishing that Indemnitee is not entitled to indemnification shall be on the Corporation.

(d) Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement of an indemnified claim, provided, however, that no party shall be required to admit liability in connection with any proposed settlement and Indemnitee shall not be required to bear any cost or expense in connection with any proposed settlement of an indemnifiable claim.

2. Partial Indemnity; Successful Defense.

(a) If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, taxes, penalties and amounts paid in settlement but not for the total amount thereof, the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(b) To the extent that Indemnitee has been successful on the merits or otherwise in defense or settlement of any action, suit, investigation or proceeding or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against any and all expenses (including but not limited to attorneys’ fees), judgments, fines, taxes, penalties and amounts paid in settlement with respect to such action, suit or proceeding. Moreover, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an indemnifiable event or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all costs, charges and expenses, including, without limitation, attorneys’ fees and other fees and expenses, incurred in connection therewith without further action or determination.

(c) For purposes of this Agreement, the termination of any action, suit, investigation or proceeding, by judgment, order, settlement (whether with or without court approval), shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or this Agreement.

3. Notice by Indemnitee.

Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof; provided, however, that failure to so notify the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

4. Advancement of Expenses.

Except as otherwise provided in this Agreement, in the event of any action, suit, investigation or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee (or, at the request of the Indemnitee, to such parties as are conducting the defense of any indemnified claim) amounts to cover expenses incurred by Indemnitee in defending or otherwise responding to or participating in any such action, suit, investigation or proceeding in advance of the final disposition thereof upon receipt of (a) an Undertaking by or on behalf of Indemnitee substantially in the form annexed hereto as Exhibit A to repay the amount advanced in the event it shall ultimately be determined by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Corporation (the “Undertaking”), and (b) reasonably satisfactory evidence as to the amount of such expenses. Indemnitee’s Undertaking together with a copy of an expense statement billed to Indemnitee or paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of expenses to be advanced by the Corporation.  Following receipt of an Undertaking, the Corporation shall, within 30 calendar days after receiving expense statements, make payment of the expenses stated therein.  No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to the Indemnitee’s ability to make repayment.

5.  Non-Exclusivity of Right of Indemnification.

(a) The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any other rights that are more beneficial to Indemnitee to which Indemnitee may be entitled under Delaware law, the Corporation’s Certificate or By-laws, any other agreement, any vote of shareholders or directors or otherwise. To the extent any applicable law, the Corporation’s Certificate or By-laws, as in effect on the date hereof or at any time in the future, permit greater or less limited or less conditional indemnification or advance payment of expenses than is provided for in this Agreement, Indemnitee shall enjoy such greater or less limited or less conditional benefits so afforded, and this Agreement shall be deemed amended without any further action by the Corporation or Indemnitee to grant such greater benefits.  It is the intention of the parties that nothing in this Agreement shall limit or abridge the indemnification rights of Indemnitee as set forth in the Certificate, in any By-laws, in any directors’ and officers’ liability insurance coverage, or otherwise. Accordingly, in the event there is a conflict between any provision in this Agreement and any provision of the Certificate or any By-law provision now in effect or which may be in effect in the future, the controlling provision shall be that provision which would be more favorable to Indemnitee and would result in broader and more expansive indemnification rights in favor of Indemnitee.

(b) Indemnitee shall be entitled, in the sole discretion of Indemnitee, to elect to have Indemnitee’s rights hereunder interpreted on the basis of applicable law in effect (i) at the time of execution of this Agreement, or (ii) at the time of the occurrence of the indemnifiable event giving rise to a claim, or (iii) at the time indemnification is sought.

6. Contribution.

If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for expenses, judgments, fines, taxes, penalties and amounts paid in settlement in connection with any action, suit, investigation or proceeding, in such proportion as is fair and reasonable in light of  all of the circumstances of such action by board action, arbitration or by the court before which such action was brought in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (b) the relative fault of the Corporation (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Indemnitee’s right to contribution under this Section 6 shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 1 and 2 relating to Indemnitee’s right to indemnification under this Agreement.

7. Liability Insurance.

(a)  To the extent the Corporation maintains at any time an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other an officer and/or director of the Corporation under such insurance policy.

(b) The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Corporation and/or of the other parties under any such insurance policy.

(c)  The provisions of this Section 7 shall neither (i) restrict the Corporation’s right to purchase any type of Officers’ and/or Directors’ liability coverage (or any other insurance coverage that is reserved to or benefits solely or primarily independent or non-executive directors), nor (ii) afford any officer or non-executive director who is not insured under any such insurance policy a claim against the Corporation, the Indemnitee, or any other entity arising from the purchase or existence of such insurance coverage.

8. Termination of Agreement and Survival of Right of Indemnification.

The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance reasonably satisfactory to the then-current Board of Directors of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.  This Agreement will be binding upon and inure to the benefit of the Corporation and any successor to the Corporation, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Corporation” for purposes of this Agreement), but this Agreement will not otherwise be assignable, transferable or delegable by the Corporation.  The rights granted to Indemnitee hereunder shall continue and survive any termination of this Agreement and any termination of Indemnitee’s service as an officer and/or director of the Corporation and shall inure to the benefit of Indemnitee, Indemnitee’s personal representatives, heirs, executors, administrators and beneficiaries.

9.  Resolution of All Disputes Concerning Entitlement.

(a) It is intent of the Corporation that the Indemnitee not be required to incur the expenses associated with the enforcement of Indemnitee’s rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  Accordingly, if it should appear to the Indemnitee that the Corporation has failed to comply with any of its obligations under this Agreement or in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit, investigation or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Corporation irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Corporation as hereinafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, stockholder or other person affiliated with the Corporation, in any jurisdiction.  Regardless of the outcome thereof, the Corporation shall pay and be solely responsible for any and all costs, charges and expenses, including, without limitation, attorneys’

and other fees and expenses, reasonably incurred by the Indemnitee as a result of the Corporation’s failure to perform this Agreement or any provision thereof.

(b)The exclusive forum for resolution of any controversy or claim arising out of or relating to this Agreement or Indemnitee’s entitlement to indemnification under this Agreement shall be the Federal and State Courts situated in the County of New York, State of New York, and the parties hereby consent to the exclusive jurisdiction and venue of said courts and waive  any claim that said courts do not constitute a convenient or appropriate venue, and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 11.

(c) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, exclusive of any choice of law rules.

10. Amendments, Etc.

Except as provided in Section 5, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

11. Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid:

(a) If to Indemnitee, to:

-with copies to-

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue

New York, New York 10022

Attention: Lawrence S. Hirsh

(b) If to the Corporation, to:

SFX Entertainment, Inc.

430 Park Avenue, 6th Floor

New York, New York 10022

Attention: General Counsel

-with copies to-

The Board of Directors of the Corporation

-and-

Reed Smith LLP

599 Lexington Avenue, 26th Floor

New York, NY 10022

Attention: Herbert Kozlov, Esq.

Facsimile:  (212) 521-5450

E-mail: hkozlov@reedsmith.com

or to such person or address as Indemnitee or the Corporation shall furnish to the other party in writing pursuant to the above.

12. Severability.

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, this invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and there shall be substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.

COMPANY:

SFX ENTERTAINMENT, INC.

By:
Name:
Title:

INDEMNITEE:

Robert Damon

[Signature page to Indemnification Agreement]

EXHIBIT A—GENERAL FORM OF UNDERTAKING

1.                                      This Statement is submitted pursuant to the Indemnification Agreement effective                      , 201     between SFX Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware, (the “Corporation”) and the undersigned.

2.                                      I am requesting indemnification against expenses (including attorneys’ fees) and judgments, fines and amounts paid in settlement, all of which have been or will be actually and reasonably incurred by me or on my behalf in connection with a certain action, suit, investigation or other proceeding to which I am a party or am threatened to be made a party, or in which I am or may be participating, by reason of the fact that I am or was an officer and/or director of the Corporation.

3.                                      With respect to all matters related to any such action, suit, investigation or other proceeding, I believe I acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, I had no reason to believe that my conduct was unlawful.

4.                                      I hereby affirm that I believe in good faith belief that I have met the standard of conduct necessary for indemnification by the Corporation. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined pursuant to a final order from which no appeal can be taken of a court of competent jurisdiction that I am not entitled to be indemnified by the Corporation under the aforesaid Indemnification Agreement or otherwise.

5.                                      I am requesting indemnification in connection with the following matter:   [PROVIDE DETAILS]

Dated:
Name of Indemnitee

SFX ENTERTAINMENT, INC.

Employee Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by SFX Entertainment, Inc. or its affiliate (including its successors and assigns, the “Company”), I agree as follows:

Proprietary Information.  I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company.  By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents.  Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

Recognition of Company’s Rights.  I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or authorize the use of any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company.  I will cooperate with the Company and use my commercially reasonable best efforts to prevent the unauthorized disclosure of all Proprietary Information.  I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.  I will not, under any circumstances, (a) remove any source code of the Company from the premises of the Company or (b) remotely access any source code of the Company.

Rights of Others.  I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of Proprietary Information.  I agree to be bound by the terms of such agreements that have been made available to me in the event I have access to such Proprietary Information.

Commitment to Company; Avoidance of Conflict of Interest.  While an employee of the Company, I will devote my efforts to the Company’s business in accordance with the terms of my employment agreement with the Company and I will not engage in any other business activity that conflicts with my duties to the Company.  I will advise the Chief Executive Officer of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company.  I will take whatever reasonable action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

Developments.  I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, ideas, concepts, methodologies, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction in connection with my employment agreement or related to the Company’s business during the period of my employment.  I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of the Company (including any Developments that relate or could relate to the more generalized industry in which the Company operates or is proposing to operate, whether or not it is directly applicable to the business of the Company) or any customer of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).   Any Developments acquired by the company will be an asset of the Company.

To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments related to the Company’s business that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this

Agreement (“Prior Inventions”).  If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason.  I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”).  If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights.  If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention.  Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company.  However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion.  I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.  I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related  Developments.

Documents and Other Materials.  I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company.  Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.  In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

Enforcement of Intellectual Property Rights.  I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments.  I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company reasonably may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.  If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.  I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company or such designee.

Non-Solicitation; Non-Competition.  In addition, during the Restricted Period (as defined below), I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, or request or cause any of the above to cancel or terminate any part or their relationship with the Company or refuse to enter into any business relationship with the Company, (b) solicit, entice or attempt to persuade any other employee, agent or consultant of the Company to leave the services of the Company for any reason or take any other action that may cause any such individual to terminate his or her employment with, or otherwise cease his or her relationship with, the Company, or assist in such hiring or engagement by another person or business entity, and/or (c) own, operate, manage, control, engage in, participate in, invest in, permit my name to be used by, act as a consultant or advisor to, render services for (alone or in association with any other person or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which, directly or indirectly, wholly or partly, competes with the Company.  I acknowledge and agree that if I violate any of the provisions of this paragraph 8, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).  For purposes of this Agreement, the term “Restricted Period” shall mean the period of time during which I am employed by the Company and  the period of time

2

with respect to which I receive payment from the Company following the termination of my employment with the Company pursuant to the terms of my employment agreement with the Company.

Government Contracts.  I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 10, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

Prior Agreements.  I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.  I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

Remedies Upon Breach.   I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose.  Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and injunctive relief without the necessity of proving actual damages.

Use of Voice, Image and Likeness.   I give the Company permission to use my voice, image or likeness, with or without using my name, for the purposes of advertising and promoting the Company, or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law.

Publications and Public Statements.  I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information.  To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

No Employment Obligation.  I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment.  I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

Survival and Assignment by the Company.  I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment, and regardless of whether the Company is merged with or acquired by another entity. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators.  The Company will have the right to assign this Agreement to its affiliates, successors and assigns.  I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

Disclosure to Future Employers. I will provide (and hereby authorize the Company to provide) a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity during the Restricted Period.

Severability.  In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Interpretation.  This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York, without regard to the conflicts of law rules thereof.  I hereby agree to arbitrate in New York City any disputes with the Company, including its officers, directors, or members, arising out of or relating to this Agreement or my employment with the Company under and in

3

accordance with JAMS Streamlined Arbitration Rules. Notwithstanding the foregoing, either the Company or I may seek provisional injunctive relief to enforce the terms and conditions of this Agreement in any court of competent jurisdiction, including, without limitation, the Supreme Court of the State of New York, County of New York.  In the case of injunctive relief, I hereby agree to consent to personal jurisdiction of the state and federal courts situated within the County of New York, State of New York for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.  Both the Company and I shall bear its or my own respective costs, expenses, and attorney fees incurred in connection with any such arbitration.

4

[End of Text]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS.  BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed:
Robert Damon

Type or print name:  Robert Damon

Social Security Number:	Date: , 201

6

EXHIBIT A

To:                             SFX Entertainment, Inc.

From:               Bob Damon

Date:

SUBJECT:                                     Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

                                                No inventions or improvements

                                                See below:

                                                Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

                                                None

                                                See below:

APPENDIX III

Authorization of Background Investigation

I have carefully read and understand this Disclosure and Authorization form and the attached summary of rights under the Fair Credit Reporting Act. By my signature below, I consent to preparation of background reports by a consumer reporting agency such as HireRight, Inc., and to the release of such background reports to the Company and its designated representatives and agents, for the purpose of assisting the Company in making a determination as to my eligibility for employment (including independent contractor assignments, as applicable), promotion, retention or for other lawful employment purposes. I understand that if the Company hires me or contracts for my services, my consent will apply, and the Company may obtain background reports, throughout my employment or contract period.

I understand that information contained in my employment or contractor application, or otherwise disclosed by me before or during my employment or contract assignment, if any, may be used for the purpose of obtaining and evaluating background reports on me. I also understand that nothing herein shall be construed as an offer of employment or contract for services.

I hereby authorize law enforcement agencies, learning institutions (including public and private schools and universities), information service bureaus, credit bureaus, record/data repositories, courts (federal, state and local), motor vehicle records agencies, my past or present employers, the military, and other individuals and sources to furnish any and all information on me that is requested by the consumer reporting agency.

By my signature below, I also certify the information I provided on and in connection with this form is true, accurate and complete. I agree that this form in original, faxed, photocopied or electronic (including electronically signed) form, will be valid for any background reports that may be requested by or on behalf of the Company.

Applicant Last Name	First	Middle

Applicant Signature	Date

Electronic Signature

Email:

SSN:

IP Address:

Dated: